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EXHIBIT 10.9

CONSULTING AGREEMENT


     This Consulting Agreement (the "Agreement") is entered this 15th day of September, 2005 by and between Charles J Peters ("Consultant"), and The Liquid Group, Inc. ("Client"), a Nevada corporation, with reference to the following:

                                  RECITALS

     A. The Client desires to be assured of the association and services of the Consultant in order to avail itself of Consultant's experience, skills, abilities, knowledge, and background to facilitate business development and new client development and referrals, and to advise the Client in business development and new client development and referrals and is therefore willing to engage the Consultant upon the terms and conditions set forth herein.

     B. The Consultant agrees to be engaged and retained by the Client and upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. ENGAGEMENT. Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to become a business development Consultant to the Client and to render such advice, consultation, information, and services to the Directors and/or Officers of the Client regarding business development and new client development, including, but not limited to, the Company's proposed Business Consultant Consulting Agreement with Expedient Holdings USA, LLC (the "Expedient Contract"), new business and client development and referrals.

          Notwithstanding anything contained herein to the contrary, it is clearly understood and agreed to by the parties hereto that the aforementioned services to be provided by Consultant shall not involve any capital raising efforts or promotion of the Client's securities. It shall be expressly understood that Consultant shall have no power to bind Client to any contract or obligation or to transact any business in Client's name or on behalf of Client in any manner and Client is not obligated to accept any recommendations or close any transactions submitted by Consultant.

          2. TERM. The term ("Term") of this Agreement shall be on a month to month basis. Either party may cancel this Agreement upon thirty days written notice. Such cancellation shall not excuse the breach or non-performance by the other party or relieve the breaching party of its obligation incurred prior to the date of cancellation. However, and notwithstanding anything herein to the contrary, so long as the Expedient Contract has not been terminated, this Agreement may not be cancelled.


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          3.   COMPENSATION AND FEES. As consideration for Consultant
entering into this Agreement, Client shall pay Consultant

     1. TWO THOUSAND TWO HUNDRED AND FIFTY DOLLARS (2,250), semi-monthly, within five (5) business days, and conditioned upon, the receipt by the Client of its semi-monthly compensation as set forth in Schedule A of the Expedient Contract.
     2. TWO THOUSAND TWO HUNDRED AND FIFTY DOLLARS ($2,250) retainer fee within five (5) business days, and conditioned upon, the receipt by the Client of its retainer fee as set forth in Schedule A of the Expedient Contract
     3. Any and all commission as set forth in Schedule A of the Expedient Contract within five (5) business days, and conditioned upon, the receipt by the Client of said compensation.
     4. Reasonable expenses incurred during the performance of consultant's duties under the Expedient Contract.

          4. REPRESENTATIONS, WARRANTS AND COVENANTS. The Client represents, warrants and covenants to the Consultant as follows:

               A. The Client has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this Agreement by the Client and its delivery to the Consultant, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Client's Board of Directors and no further authorization shall be necessary on the part of the Client for the performance and consummation by the Client of the transactions which are contemplated by this Agreement.

               B. The business and operations of the Client have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Client or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Client or cause an acceleration under any arrangement, agreement or other instrument to which the Client is a party or by which any of its assets are bound. The Client has performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

          5. EXCLUSIVITY; PERFORMANCE; CONFIDENTIALITY. The services of Consultant hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. The Consultant agrees that it will, at all times, faithfully and in a professional manner perform all of the duties that may be reasonably required of the Consultant pursuant to the terms of this Agreement. Consultant shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner. The Consultant does not guarantee that its efforts will have any impact upon the Client's business or that there will be any specific result or improvement from the Consultant's efforts. Consultant acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during its engagement by the Client, shall not be, directly or indirectly, disclosed without the prior express written consent of the Client, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential.


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          6.   INDEPENDENT CONTRACTOR. In its performance hereunder,
Consultant and its agents shall be an independent contractor. Consultant shall complete the services required hereunder according to his own means and methods of work, shall be in the exclusive charge and control of Consultant and which shall not be subject to the control or supervision of Client, except as to the results of the work. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any specific place or manner. Payments to consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.


          7. NOTICES. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested and First Class mail, (ii) overnight delivery with confirmation of delivery, or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:


         If to the Client:        4080 Paradise Road
                                  Suite 15-168
                                  Las Vegas, NV, 89109
                                  Attention: Jason Daggett
                                  Fax: (800) 886-4432

         With a copy to:          Ron Vance, Esq.
                                  57 West 200 South
                                  Suite 310
                                  Salt Lake City, Utah  84101
                                  Fax: (801) 359-9310

         If to Consultant:        915 State St.
                                  Suite 102
                                  Erie, PA 16501
                                  Fax (208) 330-8751

          or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and other methods of sending notice are not otherwise available, notice shall be hand-delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice given.


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     8.   MISCELLANEOUS. No waiver of any of the provisions of this
Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations. There are no third party beneficiaries of this Agreement. The laws of the State of Nevada shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

          9. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.

          "Client"

                         The Liquid Group, Inc.


                         By: /s/ Jason Daggett
                         ------------------------------------------
                                 Jason Daggett, President and CEO


          "Consultant"

                         By: /s/ Charles J. Peters
                         ------------------------------------------
                                   Charles J. Peters
















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